UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 9, 2014 (December 4, 2014)

KCAP Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	814-00735	20-5951150
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

295 MADISON AVENUE

NEW YORK, NY 10017

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 455-8300

Not applicable

______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On December 8, 2014, KCAP Financial, Inc. (the “Company”) completed the sale of additional notes in a $56,000,000 increase to the collateralized loan obligation transaction that originally closed on June 18, 2013 (the “Original Closing Date”). The issuance of additional notes was proportional across all existing classes of notes issued on the Original Closing Date.

The notes offered in this transaction (the “Additional Issuance Securities”) were issued by KCAP Senior Funding I, LLC, a special purpose vehicle (the “Issuer”), in which KCAP Senior Funding I Holdings, LLC, a wholly-owned subsidiary of the Company (the “Depositor”), owns all of the equity, and are backed by a diversified portfolio of bank loans. Each class of secured Additional Issuance Securities (all such classes, collectively, the “Additional Issuance Offered Securities”) was issued as a pari passu sub-class of an existing class of notes issued on the Original Closing Date. Accordingly, it is anticipated that the ratings given by Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc. to each existing class of notes issued on the Original Closing Date will apply to each class of Additional Issuance Offered Securities that constitutes a related pari passu sub-class of such existing class of notes issued on the Original Closing Date.

The Additional Issuance Offered Securities were issued as Class A-2 senior secured floating rate notes which have an initial face amount of $30,900,000, have an anticipated rating of AAA (sf)/Aaa (sf) by Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc., respectively, and bear interest at the three-month London Interbank Offered Rate (“LIBOR”) plus 1.50%, Class B-2 senior secured floating rate notes which have an initial face amount of $3,600,000, have an anticipated rating of AA (sf)/Aa2 (sf) by Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc., respectively, and bear interest at three-month LIBOR plus 3.25%, Class C-2 secured deferrable floating rate notes which have an initial face amount of $4,000,000, have an anticipated rating of A (sf)/A2 (sf) by Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc., respectively, and bear interest at three-month LIBOR plus 4.25%, and Class D-2 secured deferrable floating rate notes which have an initial face amount of $3,600,000, have an anticipated rating of BBB (sf)/Baa2 (sf) by Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc., respectively, and bear interest at three-month LIBOR plus 5.25%. The Depositor retained all of the subordinated Additional Issuance Securities of the Issuer (the “Additional Issuance Subordinated Notes”), which have an initial face amount of $13,900,000. The Additional Issuance Subordinated Notes do not bear interest and are not rated. The Additional Issuance Securities have a stated maturity date of July 20, 2024 and are subject to a non-call period until the payment date on the Additional Issuance Securities occurring in July 2015. The Issuer has a reinvestment period to and including the payment date on the Additional Issuance Securities occurring in July 2017, or such earlier date as is provided in the indenture relating to the Additional Issuance Securities.

The proceeds from the issuance of the Additional Issuance Securities will be used by the Issuer to purchase additional collateral obligations, to invest in eligible investments or to apply pursuant to the priority of payments set forth in the indenture relating to the Additional Issuance Securities, as applicable.

In connection with the issuance and sale of the Additional Issuance Offered Securities, the Company has made customary representations, warranties and covenants in the purchase agreement by and between the Company, the Depositor, the Issuer and Guggenheim Securities, LLC, which served as the initial purchaser of the Additional Issuance Offered Securities.  In connection with the issuance and sale of the Additional Issuance Subordinated Notes, the Depositor has made customary representations, warranties and covenants in the purchase agreement by and between the Issuer and the Depositor, which purchased the Additional Issuance Subordinated Notes directly from the Issuer. The Additional Issuance Offered Securities are the secured obligations of the Issuer, and an indenture governing the Additional Issuance Securities, which was amended and supplemented as of the date of issuance of the Additional Issuance Securities, includes customary covenants and events of default.  The Additional Issuance Securities were sold in a private placement transaction and have not been, and will not be, registered under the Securities Act of 1933, as amended, or any state “blue sky” laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from registration.

The descriptions of the documentation relating to this transaction contained in this Current Report on Form 8-K do not purport to be complete and are qualified in their entirety by reference to the underlying agreements, attached or incorporated by reference hereto as Exhibits 10.1 through 10.4 and incorporated into this Current Report on Form 8-K by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description

10.1	Upsize Purchase Agreement, dated as of December 4, 2014, by and among KCAP Financial, Inc., KCAP Senior Funding I Holdings, LLC, KCAP Senior Funding I, LLC and Guggenheim Securities, LLC
10.2	Subordinated Note Purchase Agreement, dated as of December 8, 2014, by and between KCAP Senior Funding I Holdings, LLC and KCAP Senior Funding I, LLC
10.3	First Supplemental Indenture, dated as of December 8, 2014, among KCAP Senior Funding I, LLC and U.S. Bank National Association
10.4	Indenture, dated June 18, 2013, by and between KCAP Senior Funding I, LLC and U.S. Bank National Association *

* Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on June 19, 2013 (File No. 814-00735).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2014

KCAP Financial, Inc.

By:  /s/ Edward U. Gilpin

Name: Edward U. Gilpin

Title: Chief Financial Officer